SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	Commission File Number:
May 28, 2003	1-12358

COLONIAL PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Alabama	59-7007599
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2101 Sixth Avenue North Suite 750 Birmingham, Alabama	35202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(205) 250-8700

Not applicable
(Former name or former address, if changed since last report)

COLONIAL PROPERTIES TRUST

Item 5.                             Other Events

On May 28, 2003, Colonial Properties Trust, or Colonial, entered into an underwriting agreement and a related terms agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated pursuant to which Colonial agreed to offer and sell 2,110,000 common shares of beneficial interests, par value $0.01 per share.  The closing of this offering is expected to occur on or about June 2, 2003.  Copies of the underwriting agreement and the terms agreement relating to the offering are attached to this form as Exhibits 1.1 and 1.2, respectively.

Item 7.                             Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(c)	Exhibits

Attached as exhibits to this form are the documents listed below:

Exhibit	Document

1.1	Underwriting Agreement, dated May 28, 2003, by and among Colonial Properties Trust, Colonial Realty Limited Partnership and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated

1.2	Terms Agreement, dated May 28, 2003, by and among Colonial Properties Trust, Colonial Realty Limited Partnership and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the shares

5.2	Opinion of Sirote & Permutt, P.C., regarding Alabama law

8.1	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters

23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibits 5.1 and 8.1)

23.2	Consent of Sirote & Permutt, P.C. (included in Exhibit 5.2)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL PROPERTIES TRUST

Date: June 2, 2003	By:	/s/ Howard B. Nelson, Jr.
Howard B. Nelson, Jr.
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit	Document

1.1	Underwriting Agreement, dated May 28, 2003, by and among Colonial Properties Trust, Colonial Realty Limited Partnership and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated

1.2	Terms Agreement, dated May 28, 2003, by and among Colonial Properties Trust, Colonial Realty Limited Partnership and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the shares

5.2	Opinion of Sirote & Permutt, P.C., regarding Alabama law

8.1	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters

23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibits 5.1 and 8.1)

23.2	Consent of Sirote & Permutt, P.C. (included in Exhibit 5.2)